Exhibit 99.2

VISUALANT, INC.

COMPENSATION

COMMITTEE CHARTER

LAST REVIEWED AND ACCEPTED ON

January 27, 2011

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VISUALANT, INC.

COMPENSATION COMMITTEE CHARTER

1.0  PURPOSE

The Compensation Committee (the “Committee”) is appointed by Visualant, Inc.’s (the “Company”) Board of Directors (the “Board”) in order to:

•	Monitor the performance of, and develop and recommend to the Board the annual compensation (base salary, bonus, stock options and other benefits) for the Chief Executive Officer (“CEO”);

•	Monitor the performance of, and review, approve and recommend to the Board the annual compensation (base salary, bonus and other benefits) for all other executive officers of the Company;

•	Review, approve and recommend to the Board the aggregate number of stock options, restricted stock or other awards to be granted to employees;
•	Review general policy matters relating to compensation and benefits of employees; and

•	Prepare certain portions of the Company’s annual proxy statement, including the Compensation Discussion and Analysis Report on Executive Compensation.

2.0  COMMITTEE MEMBERSHIP

Committee members are appointed by the Board and may be replaced by the Board.  The Committee shall consist of at least two members.  Each member shall (1) satisfy the independence and other applicable requirements of the American Stock Exchange, (2) be a “non-employee director” as that term is defined under Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, (3) be an “outside director” as that term is defined for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”), and (4) any standards of independence as may be prescribed for purposes of any applicable laws, rules and regulations relating to the Committee’s duties and responsibilities.

The Board shall select one member of the Committee as its Chairperson.

3.0  MEETINGS

The Committee shall meet at least once every fiscal year, or more frequently if circumstances dictate. The Committee may, in its discretion delegate its duties and responsibilities to a subcommittee of the Committee or to the Chairperson of the Committee.

4.0  RESPONSIBILITIES AND PROCESSES

The Committee shall have available to it such outside advisers, including outside auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities.  The Committee shall also have the authority, to the extent it deems necessary or appropriate, to retain independent legal or other advisors.

The Committee is charged with the following responsibilities:

4.1  Reviewing and approving corporate goals and objectives relevant to compensation and benefits for the CEO and all other executive officers, evaluating the CEO’s and all other executive officer’s performances in light of those goals and objectives, and recommending to the Board the level of compensation of the CEO and all other executive officers based on such evaluations.  A portion of compensation should be in the form of the Company’s common stock in order to further align the interests of executive officers with those of the Company’s stockholders;

4.2  Administering the Company’s stock incentive plans, including the review and approval of all stock option, restricted stock or other award grants to executive officers, non-employee directors and consultants/advisors, and the aggregate number of stock options or other awards to be granted to employees.  In that regard, the Committee shall

•	determine (i) individuals to whom grants shall be awarded under such plans, (ii) the number of shares to be covered by such awards and (iii) the time or times at which such awards shall be made; and

•	interpret such plans;

4.3 Reviewing, commenting on and recommending to the Board executive compensation plans,programs and policies of the Company or that the Company proposes to adopt;

4.4 Periodically reviewing and making recommendations to the Board with respect to annual compensation (fees and equity) for the Company’s non-employee directors.  A portion of compensation should be in the form of the Company’s common stock in order to further align the interests of directors with those of the Company’s stockholders;

4.5 Periodically reviewing the results of the Company’s executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance;

4.6 Periodically review the Company’s policies with regard to employee compensation and benefits generally, review and assess the effectiveness of the Company’s plans in implementing those policies, and make recommendations to the Board regarding compensation generally, including with respect to the adoption, amendment and termination of stock option, retirement, deferred compensation and incentive compensation plans;

4.7 Produce the Compensation and Disclosure Analysis  Report on Executive Compensation and Compensation Committee report for inclusion in the Company’s annual meeting proxy statement in accordance with applicable rules and regulations;

4.8  Monitoring the effects of the company’s compensation programs with regard to Section 162(m) of the Code;

4.9  The Committee shall review and reassess the adequacy of its Charter as needed, but at least annually, and recommend to the Board any proposed changes to this Charter;

4.10 Perform an annual self-evaluation of its performance;

4.11 Perform any other activities consistent with this Charter, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws and applicable law, as the Committee deems appropriate or as requested by the Board; and

4.12 The Committee or its Chairperson shall periodically report to the Board on the significant results of the foregoing activities.

5.0  OTHER

In fulfilling his or her responsibility, each member of the Committee is entitled to rely in good faith upon the Company’s records and upon information, opinions, reports or statements presented by any of the Company’s officers or employees, or by any other person as to matters the member reasonably believes are within such other persons professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.  Each member of the Committee also may rely in good faith upon actions taken by other committees of the Board as committed to such committees under the resolutions and other directives of the Board.

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Most recently presented and reviewed by full Board of Directors on January 27, 2011.

Confirmed by Compensation Committee Members:

Marco Hegyi	/s/ Marco Hegyi
(Chairman, Compensation Committee)

Yoshitami Arai	/s/ Yoshitami Arai

Jon Pepper	/s/ Jon Pepper